Exhibit 21.01


               NORTHERN STATES POWER COMPANY, MINNESOTA AND SUBSIDIARIES



Subsidiaries of Registrant

Name                    State of Incorporation         Purpose


Northern States Power
  Company (Wisconsin)           Wisconsin       Electric and gas utility

First Midwest Auto
  Park, Inc.                    Minnesota       Owns and manages a parking ramp

United Power and Land
  Company                       Minnesota       Real estate holding company

Cormorant Corporation           Montana         Former owner of interest in
                                                coal and lignite properties

NRG Energy, Inc.                Delaware        Owns and manages non-
                                                regulated energy subsidiaries
                                                of the Company

Cenergy, Inc.                   Minnesota       Natural gas marketing and energy
services

Viking Gas Transmission Company Delaware        Natural gas transmission

Eloigne Company                 Minnesota       Owns and operates affordable
                                                housing units